As filed with the Securities and Exchange Commission on July 18, 2003

Registration No. 333-[        ]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Tennessee	4731	62-0935669
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

2300 Clayton Road, Suite 1200

Concord, California 94520

(877) 917-2237

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald C. Orris

Chairman, President and Chief Executive Officer

5251 DTC Parkway, Suite 1000

Denver, Colorado 80111

(303) 694-5730

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

With copies to:

Dominick P. DeChiara	John A. Tripodoro
O’Melveny & Myers LLP	Cahill Gordon & Reindel LLP
30 Rockefeller Plaza	80 Pine Street
New York, New York 10112	New York, New York 10005
(212) 408-2400	(212) 701-3000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-106774

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box.  ☐

Calculation Of Registration Fee

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value	349,569(1)	$20.00(2)	$6,991,380.00	$565.60

(1)	Represents outstanding shares which the underwriters have an option to purchase to cover overallotments.
(2)	Calculated in accordance with Rule 457, based upon the price at which the common stock will be sold.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, the signature page, an exhibit index, an exhibit 5 opinion, an accountant’s consent and the other documents listed on the exhibit index, if any. Pursuant to Rule 462(b), the contents of the registration statement on Form S-3, as amended (File No. 333-106774) of Pacer International, Inc., including the exhibits thereto, are incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on July 17, 2003.

PACER INTERNATIONAL, INC.

By:	/S/ LAWRENCE C. YARBERRY
Lawrence C. Yarberry Executive Vice President and Chief Financial Officer

Each person whose signature appears below constitutes and appoints Lawrence C. Yarberry and Michael F. Killea his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DONALD C. ORRIS Donald C. Orris	Chairman, President and Chief Executive Officer	July 17, 2003

/S/ LAWRENCE C. YARBERRY Lawrence C. Yarberry	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 17, 2003

/S/ JOSHUA J. HARRIS Joshua J. Harris	Director	July 17, 2003

/S/ BRUCE H. SPECTOR Bruce H. Spector	Director	July 17, 2003

/S/ MARC E. BECKER Marc E. Becker	Director	July 17, 2003

/S/ MICHAEL S. GROSS Michael S. Gross	Director	July 17, 2003

Signature	Title	Date

/S/ THOMAS L. FINKBINER Thomas L. Finkbiner	Director	July 17, 2003

/S/ JOHN J. HANNAN John J. Hannan	Director	July 17, 2003

Robert S. Rennard	Director

/S/ JOHN P. TAGUE John P. Tague	Director	July 17, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement.*

4.1	Shareholders’ Agreement, dated as of May 28, 1999, among APL Limited, Pacer International, Inc., Coyote Acquisition LLC and Coyote Acquisition II LLC. (Incorporated by reference to Exhibit No. 4.12 to the Company’s Registration Statement on Form S-4 dated August 12, 1999).

4.2	Shareholders’ Agreement, dated as of May 28, 1999, by and among Pacer International, Inc., Coyote Acquisition LLC and Coyote Acquisition II LLC and The Management Stockholders. (Incorporated by reference to Exhibit No. 4.13 to the Company’s Registration Statement on Form S-4 dated August 12, 1999).

4.3	Shareholders’ Agreement, dated as of May 28, 1999, by and among Pacer International, Inc., Coyote Acquisition LLC and Coyote Acquisition II LLC, BT Capital Investors, L.P. and Pacer International Equity Investors, LLC. (Incorporated by reference to Exhibit No. 4.14 to the Company’s Registration Statement on Form S-4 dated August 12, 1999).

4.4	Registration Rights Agreement, dated as of May 28, 1999, between Pacer International, Inc. and the Purchasers named therein. (Incorporated by reference to Exhibit No. 4.18 to the Company’s Registration Statement on Form S-4 dated August 12, 1999).

4.5	Registration Rights Agreement, dated as of May 28, 1999 between Pacer International, Inc., Coyote Acquisition LLC and Coyote Acquisition II LLC. (Incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-1 dated January 12, 2001).

5.1	Opinion of Bass, Berry & Sims PLC.**

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).**

23.2	Consent of PricewaterhouseCoopers LLP.**

24.1	Powers of Attorney (included on the signature page).**

*	Previously filed with the Company’s Registration Statement on Form S-3 (Registration No. 333-106774) on July 2, 2003.
**	Filed herewith.